SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 11-K


(Mark One)
   ANNUAL  REPORT PURSUANT TO SECTION 15(d) OF THE  SECURITIES
   EXCHANGE ACT OF 1934  [FEE REQUIRED].
          For the fiscal year ended December 31, 1994
                              OR
   TRANSITION  REPORT  PURSUANT  TO  SECTION  15(d)   OF   THE
   SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].



 For the transition period from ___________ to __________________.


                 Commission File No.  33-55629



  A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                 ANNTAYLOR, INC. SAVINGS PLAN


  B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                 ANNTAYLOR STORES CORPORATION
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

    142 West 57th Street, New York, NY             10019
    ----------------------------------            --------
  (Address of principal executive offices)       (Zip Code)

                          (212) 541-3300
        --------------------------------------------------
       (Registrant's telephone number, including area code)



================================================================



ANNTAYLOR, INC. SAVINGS PLAN


TABLE OF CONTENTS
- --------------------------------------------------------------



                                                          Page

Independent Auditors' Report.............................  1



Financial Statements:

Statements of Net Assets Available for Benefits,
 December 31, 1994 and 1993.............................   2

Statements of Changes in Net Assets Available for
 Benefits for the Years Ended December 31, 1994
 and 1993...............................................   3

Notes to Financial Statements...........................   4




Supplemental Schedules:

form 5500:

Item 27a - Schedule of Assets Held for Investment
 Purposes at December 31, 1994.........................  10

Item 27d - Schedule of Reportable Transactions
 for the Year Ended December 31, 1994..................  11



===========================================================

INDEPENDENT AUDITORS' REPORT
- -----------------------------

AnnTaylor, Inc. Savings Plan:

   We have audited the accompanying statements of net assets available for benefits of the AnnTaylor, Inc. Savings Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

   Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment
purposes   as   of  December  31,  1994,  and  of   reportable
transactions for the year ended December 31, 1994, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



Deloitte & Touche LLP


New Haven, Connecticut
April 5, 1995



==============================================================



ANNTAYLOR, INC. SAVINGS PLAN


STATEMENTS OF NET ASSETS AVAILABLE
FOR BENEFITS, DECEMBER 31, 1994 AND 1993




ASSETS:

                                            1994          1993
                                            ----          ----
Investments at fair value:
   Mutual funds                         $3,466,421     $2,839,969
   AnnTaylor Stores Corporation
    Common Stock                            14,541            ---
                                         ---------      ---------
   Total investments                     3,480,962      2,839,969
                                         ---------      ---------

Receivables:
   Employer contributions                   46,831         63,624
   Employee contributions                  100,567         76,888
   Accrued income                              196            ---
                                         ---------      ---------
   Total receivables                       147,594        140,512
                                         ---------      ---------

Cash                                           ---          2,118
                                         ---------      ---------
Net assets available for benefits       $3,628,556     $2,982,599
                                        ==========     ==========


               See notes to financial statements.

==================================================================
ANNTAYLOR, INC. SAVINGS PLAN



STATEMENTS OF CHANGES IN NET ASSETS
AVAILABLE FOR BENEFITS FOR THE YEARS
ENDED DECEMBER 31, 1994 AND 1993


                                             1994          1993
                                             ----          ----

ADDITIONS TO NET ASSETS ATTRIBUTED TO
INVESTMENT ACTIVITIES:

Dividend income                           $ 55,406       $116,815
Investment income                           92,992         84,048
Net (depreciation) appreciation
  in fair value of investments            (104,802)        89,784
                                          --------        -------

Total additions attributed to
  investment activities                     43,596        290,647
                                          --------        -------


ADDITIONS TO NET ASSETS ATTRIBUTED
TO CONTRIBUTION ACTIVITIES:

Employer contributions                     295,595        237,483
Employee contributions                   1,138,377        969,314
Rollover contributions                       9,134            ---
                                         ---------       --------

Total additions attributed to
  contribution activities                1,443,106      1,206,797
                                         ---------      ---------

BENEFITS PAID TO PARTICIPANTS              840,745        809,549
                                         ---------      ---------

NET INCREASE IN NET ASSETS
AVAILABLE FOR BENEFITS                     645,957        687,895


NET ASSETS AVAILABLE FOR BENEFITS:

  Beginning of year                      2,982,599      2,294,704
                                         ---------      ---------

  End of year                           $3,628,556     $2,982,599
                                        ==========     ==========




              See notes to financial statements.


==================================================================


ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements
- ------------------------------------------------------------------


1. Plan Description

   The following description of the AnnTaylor, Inc. Savings Plan (the "Plan") provides only general information.
Participants should refer to the Summary Plan Description, which is available from the plan administrator, for a more complete description of the Plan's provisions.


    General

    The Plan is a contributory, defined contribution plan established by AnnTaylor, Inc. (the "Company") as of July 1, 1989. The Plan covers all employees of the Company who have completed a twelve consecutive month period of at least 1,000 hours of service. It is subject to the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA").


   Contributions

   The Company contributes to the Plan 50% of the Participant's before-tax contributions, or after-tax contributions, or both, subject to an overall maximum Company matching contribution of 3% of the participant's compensation. As of the last day of each Plan year, the Company may make an additional Company matching contribution in an amount, as determined by the Board of Directors, of up to 100% of the amount of Company matching contributions for such year.

   Participants may make pre-tax contributions in an amount not less than 1% or more than 10% of their compensation for each pay period. Participants aggregate pre-tax contributions may not exceed $9,240 (as indexed for inflation) for the 1994 plan year. A participant may elect to make after-tax contributions in an amount not to exceed 10% of their compensation when combined with pre-tax contributions. Total employee contributions are subject to limitations imposed by the Internal Revenue Service. All employee contributions shall be remitted to the trustee and invested together with Company contributions. All contributions to the Plan by or on behalf of a participant shall be invested in one or all of the following Investment Funds, or such other Investment Funds which the administrative committee of the Plan may from time to time specify:

   (a) Fund A, which is a Fixed Income Fund invested in pools of investments that provide a fixed rate of return for a specified period of time,

   (b) Fund B, which is an Equity Fund invested in equity securities designed to appreciate in value,

   (c) Fund C, which is a Balanced Fund invested in a diversified portfolio of high-yielding securities, or

   (d) Fund D, which is the AnnTaylor Common Stock Fund which invests primarily in shares of AnnTaylor Stores
       Corporation Common Stock.



======================================================================



ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements (continued)
- ----------------------------------------------------------------------


     Participant Accounts

     Each participant's account is credited with (a) the participant's contributions, (b) the Company's matching contributions, and (c) an allocable share of plan earnings. Allocations of Plan earnings are based on participant account balances. A participant is entitled to the vested balance in their account.


     Vesting

     The Plan provides that participants have no vested interest in Company contributions or plan earnings thereon credited to their accounts until they have three years of service, at which time they are 50% vested. Vesting increases by 25% per year up to 100% after five years of service. The Plan provides 100% vesting of a participant's account balance upon their retirement, death or disability.

     Participants are fully vested at all times with respect to employee contributions and earnings thereon.

     Payment of Benefits

     Participants or their beneficiaries are entitled to receive their entire account balance, in accordance with the vesting provisions of the Plan, upon retirement, death, disability or employment termination. All distributions are lump sum payments. Participants whose account balances are in excess of $3,500 may elect deferred payment.

     Forfeitures

     Amounts forfeited by participants shall be used to reduce future Company contributions.


2.   Summary of Significant Accounting Policies

     The significant accounting policies followed by the Plan are detailed below:

  * The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting.

  *  Investments   are   reported  at  fair  value   which,   for
     investments traded publicly including mutual funds, is based on published market prices.

  *  Interest on investments is recorded as earned.

  *   Dividend income is recorded on ex-dividend dates.

  *   Security transactions are recorded as of the trade date.


 ====================================================================



ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements (continued)
- --------------------------------------------------------------------


3.   Investments

     Fleet  Bank, N.A. is the Plan Trustee.  The Plan  Trustee
  invests  all employee and Company contributions, as well  as
  earnings  thereon, pursuant to the terms of the  Plan.   The
  Plan trustee has custody of all assets in the funds.

     Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                 December 31,
                                              1994         1993
                                              ----         ----
  Investments at fair value as determined
    by Quoted Market Prices:
    Mutual funds:
       Fidelity Magellan Fund             $1,619,821    $1,298,769
       Fidelity Open End Portfolio         1,797,226     1,541,200
       Other                                  49,374           ---
                                           ---------     ---------
       Total Mutual funds                  3,466,421     2,839,969

     Ann Taylor Stores Corporation
       Common Stock                           14,541           ---
                                          ----------    ----------

  Total Investments                       $3,480,962    $2,839,969
                                          ==========    ==========


  Net Appreciation (Depreciation) in
  Fair Value of Investments

     The Plan's investments, (including investments bought and sold, as well as held during the year) depreciated in value by $104,802 during the year ended December 31, 1994 and appreciated in value by $89,784 during the year ended December 31, 1993, as shown below.



                                              Year Ended December 31,
                                                1994          1993

  Net Change in Fair Value of Investments:
  Mutual funds                                  $(102,609)   $ 89,784
  AnnTaylor Stores Corporation Common Stock        (2,193)        ---
                                                ---------     -------
  Net (depreciation) appreciation               $(104,802)   $ 89,784
                                                =========    ========



=====================================================================




ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements (continued)
- -------------------------------------------------------------------

4. SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS AND CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY SEPARATE FUND

                                                  Fiscal 1994
                              -----------------------------------------------

                                 Fixed                      Company
                                 Income   Equity  Balanced   Stock
                                  Fund     Fund     Fund     Fund     Total
                                  ----     ----    ------  -------    -----
ADDITIONS (DEDUCTIONS) TO
NET ASSETS ATTRIBUTED TO
NET INVESTMENT ACTIVITIES:
Dividend income                   ---    $55,066   $ 340      ---     $55,406
Investment income             $92,384        511       8   $   89      92,992
Net depreciation in fair
 value of investments             ---   (102,135)   (474)  (2,193)   (104,802)
                             --------   --------     ---    -----     -------

Total additions (deductions)
 attributed to investment
 activities                    92,384    (46,558)   (126)  (2,104)     43,596
                             --------   --------     ---   ------     -------

ADDITIONS TO NET ASSETS
ATTRIBUTED TO
CONTRIBUTION ACTIVITIES:
Employer contributions        148,877    143,854     577    2,287     295,595
Employee contributions        570,210    562,206   1,799    4,162   1,138,377
Rollover contributions            645      2,934   2,934    2,621       9,134
Transfers in from other
 funds                          1,982     56,865  19,180   37,616     115,643
                             --------   --------  ------  -------   ---------

Total additions
attributed to
contribution
activities                    721,714    765,859  24,490   46,686   1,558,749
                             --------    -------  ------   ------   ---------

DEDUCTIONS FROM NET
ASSETS:
Participant withdrawals       482,305    358,440     ---      ---     840,745
Transfers out to other
 funds                         82,717     32,926     ---      ---     115,643
                             --------    -------    -----   ------   --------

Total deduction from
 net assets                   565,022    391,366      ---     ---     956,388
                            ---------    -------    -----   -------   -------

NET INCREASE IN NET
ASSETS AVAILABLE
FOR BENEFITS                  249,076    327,935   24,364    44,582   645,957

NET ASSETS AVAILABLE
FOR BENEFITS:
Beginning of period         1,581,113  1,401,486      ---      ---  2,982,599
                            ---------  ---------   ------   ------  ---------

End of period              $1,830,189 $1,729,421  $24,364  $44,582 $3,628,556
                           ========== ==========  =======  =======  =========

Total number of units
of participation            1,193,141    929,544   50,269      934

Net asset value per unit       $1.534     $1.861    $.485  $47.732


=============================================================================

ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements (continued)
- ----------------------------------------------------------------------------


SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS
AND CHANGES  IN  NET ASSETS AVAILABLE FOR
BENEFITS BY SEPARATE FUND (continued)

                                           Fiscal 1993

                                             Fixed
                                             Income       Equity
                                              Fund         Fund      Total
                                              ----        ------    -------
ADDITIONS TO NET ASSETS
TO INVESTMENT ACTIVITIES:
Dividend income                                 ---      $116,815   $116,815
Investment income                           $84,048           ---     84,048
Net appreciation in fair
  value of investments                          ---        89,784     89,784
                                           --------      --------   --------

Total additions attributed to
investment activities                        84,048       206,599    290,647
                                           --------      --------   --------

ADDITIONS TO NET ASSETS
ATTRIBUTED TO CONTRIBUTION
ACTIVITIES:
Employer contributions                      144,799        92,684    237,483
Employee contributions                      580,307       389,007    969,314
Rollover contributions                          ---           ---        ---
Transfers in from other funds                   ---        95,953     95,953
                                          ---------      --------   --------

Total additions (deductions)
attributed to contribution
activities                                  725,106       577,644  1,302,750
                                          ---------      --------  ---------

DEDUCTIONS FROM NET ASSETS:
Participant withdrawals                     497,141       312,408    809,549
Transfers out to other funds                 95,953           ---     95,953
                                          ---------      --------    -------

Total deduction from net assets             593,094       312,408    905,502
                                          ---------      --------    -------

NET INCREASE IN NET ASSETS
AVAILABLE FOR BENEFITS                      216,060       471,835    687,895

NET ASSETS AVAILABLE FOR
BENEFITS:
Beginning of period                       1,365,053       929,651  2,294,704
                                          ---------       -------  ---------

End of period                            $1,581,113    $1,401,486 $2,982,599
                                         ==========    ========== ==========

Total number of units
 of participation                         1,063,335       754,438

Net asset value per unit                     $1.487        $1.858




5.  Priorities upon termination of the plan

    The Company expects and intends to continue the Plan indefinitely, but reserves the right under the Plan to discontinue its contributions at any time and to amend or terminate the Plan. In the event of termination, participants will be 100% vested in their accounts.


6.  Administrative costs

    Professional and administrative fees and other expenses of the Plan are paid by the Company. Personnel and facilities of the Company are used by the Plan for its accounting and other activities at no charge to the Plan. The Company, at any time, may elect to have all such expenses paid by the Plan.



===============================================================


ANNTAYLOR, INC. SAVINGS PLAN

Notes to Financial Statements (continued)
- --------------------------------------------------------------

7.  Tax status

    The Plan obtained its latest determination letter on July 30, 1991, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.


8.  Forfeitures

    During  the  years  ended December  31,  1994  and  1993,
  forfeitures   of   approximately   $36,360   and    $52,017,
  respectively,    were   allocated    to    reduce    Company
  contributions.


9.  Participant withdrawals payable

    As of December 31, 1994 and 1993, there were unprocessed distribution requests of $227,597 and $212,051, respectively. These amounts have not been recorded in the Plan's financial statements but are included as a liability and benefit payments in the Plan's Form 5500 Annual Return/Report of Employee Benefit Plan for the applicable Plan year.







==================================================================





ANNTAYLOR, INC. SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1994
- ---------------------------------------------------------------



Party in
Interest
 (a)     (b) Identity  (c) Description              (e) Current
             of Party    of Investment   (d) Cost       Value
 ------  ------------- ---------------  ----------  ------------
  No     Fidelity
         Magellan
         Fund            24,248 shares  $1,664,646  $1,619,821

 No      Fidelity
         Open End
         Portfolio    1,797,226 shares   1,797,226   1,797,226

 No      Fidelity
         Puritan
         Fund             1,549 shares      23,410      22,937

 No     Galaxy
        Money
        Market
        Fund             26,437 shares      26,437      26,437

 Yes    AnnTaylor
        Stores
        Corporation
        Common Stock        423 shares      16,728      14,541
                                         ---------   ---------

                                        $3,528,447  $3,480,962
                                        ==========  ==========



  Employer Identification Number:  51-0297083
  Plan Number:  001


================================================================

ANNTAYLOR, INC. SAVINGS PLAN


Item 27d - schedule of reportable transactions for the year ended december 31, 1994
- --------------------------------------------------------------------
Identity of                            Fidelity Investments
Party (a)          ----------------------------------------------------------

Description         Galaxy Money        Fidelity            Fidelity
of Asset (b)        Market              Magellan            Open End
                    Fund                Fund                Portfolio
                    (Single             (Series of          (Series of
                    Transaction)        Transactions)       Transactions)
                    ------------        --------           ---------------
Purchase Price(c)   $1,032,923          $ 716,032          $ 733,329
Selling Price (d)   $1,032,202            292,045            477,303

Lease Rental (e)           ---                ---                ---

Expenses incurred
with
transaction (f)            ---                ---                ---

Cost of Asset (g)   $1,032,202            290,860            477,303

Current Value of
Asset on
Transaction
Date (h)            $1,032,202          $ 292,845          $ 477,303

Net Gain (i)               ---              1,985                ---





Employer Identification Number: 51-0297083
Plan Number:  001



==========================================================================


                                  SIGNATURES







   The  Plan.   Pursuant to the requirements of the Securities
Exchange Act of 1934, the Investment Committee has duly caused this Annual Report to be signed on its behalf by the undesigned hereunto duly authorized.


                               AnnTaylor, Inc. Savings Plan



                               By:  /s/  Walter J. Parks
                                    --------------------------
                                         Walter J. Parks
                                   Senior Vice President - Finance

April 27, 1995